Exhibit 10.1

ZHIHU TECHNOLOGY LIMITED

2012 INCENTIVE COMPENSATION PLAN

1. Purposes of the Plan. The purposes of this 2012 Incentive Compensation Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Restricted Shares may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or a Committee, or any director appointed to administer the Plan.

(b) “Affiliate” means an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity.

(c) “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, Cayman Islands laws, People’s Republic of China laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Options or Restricted Shares are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(d) “Award” means any award of an Option or Restricted Shares under the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a Company designated securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price in full and, if applicable, the amount necessary to satisfy the Company’s withholding obligations.

(g) “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Option Agreement, Restricted Shares Purchase Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or Participant’s violation of any written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company; (iii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company, resulting in termination of any such written agreement or covenant by the Company in accordance with the Applicable Laws. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Group Company or any successor thereto, if appropriate.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means one or more committees or subcommittees of the Board consisting of two (2) or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board) appointed by the Board to administer the Plan in accordance with Section 4 below.

(j) “Company” means Zhihu Technology Limited, a company organized under the laws of the Cayman Islands, or any successor corporation thereto.

(k) “Consultant” means any person, including an advisor but not an Employee, who is engaged by any Group Company, to render services (other than capital-raising services) and is compensated for such services, and any Director whether compensated for such services or not.

(l) “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Group Companies, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee. The term “Company” will be interpreted to include any Group Company or any successor thereto, if appropriate.

(m) “Corporate Transaction” means (i) a sale of all or substantially all of the Company’s assets; (ii) a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity, or person; or (iii) the consummation of a transaction in which any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities, except that any change in the beneficial ownership of the securities of the Company as a result of a private financing of the Company that is approved by the Board shall not be deemed to be a Corporate Transaction. Notwithstanding anything stated herein, a transaction shall not constitute a “Corporate Transaction” if its sole purpose is to change the state of the Company’s incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction.

(n) “Director” means a member of the Board.

(o) “Disability” means as defined under the long-term disability policy of the Company or any Group Company to which the Optionee provides services regardless of whether the Optionee is covered by such policy. If the Company or any Group Company to which the Optionee provides service does not have a long-term disability plan in place, “Disability” means that an Optionee is unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. An Optionee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion..

(p) “Employee” means any person employed by any Group Company, with the status of employment determined pursuant to such factors as are deemed appropriate by the Administrator in its sole discretion, subject to any requirements of the Applicable Laws, including the Code. The payment by the Group Company of a director’s fee shall not be sufficient to constitute “employment” of such director by such Group Company.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as of any date, the per share fair market value of the Ordinary Shares, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the per share closing price for the Shares as reported in the Wall Street Journal for the applicable date.

(s) “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Optionee, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests.

(t) “Group Companies” means the Company, a Parent, a Subsidiary, an Affiliate, and any controlled affiliate of each of the Company, the Parent, the Subsidiary, and the Affiliate that is not a natural person (each, a “Group Company”).

(u) “Involuntary Termination” means (unless another definition is provided in the applicable Option Agreement, Restricted Shares Purchase Agreement, employment agreement or other applicable written agreement) the termination of a Participant’s Continuous Service Status other than for death or Disability or for Cause by a Group Company or successor thereto, as appropriate.

(v) “Listed Security” means any security of the Company that is listed or approved for listing on any securities exchange following the initial public offering of its Ordinary Shares or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(w) “Option” means a share option granted pursuant to the Plan.

(x) “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of share option grant and a form of exercise notice.

(y) “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price or Restricted Shares or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Ordinary Shares.

(z) “Optioned Shares” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(aa) “Optionee” means an Employee or Consultant who receives an Option.

(bb) “Ordinary Shares” means the Company’s ordinary shares.

(cc) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(dd) “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(ee) “Plan” means this 2012 Incentive Compensation Plan.

(ff) “Restricted Shares” means Shares acquired pursuant to a right to purchase Ordinary Shares granted pursuant to Section 11 below.

(gg) “Restricted Shares Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Shares granted under the Plan and includes any documents attached to such agreement.

(hh) “Share” means an Ordinary Share, as adjusted in accordance with Section 14 below.

(ii) “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Ordinary Shares are quoted at any given time.

(jj) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

3. Shares Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 12,320,000 Shares. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right that the Company may not be available for future grant under the Plan.

4. Administration of the Plan.

(a) General. The Plan shall be administered by the Administrator. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Board may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board.

(b) Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its sole discretion:

(i) to determine the Fair Market Value of the Ordinary Shares in accordance with Section 2(s) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii) to select the Employees and Consultants to whom Awards may from time to time be granted;

(iii) to determine the number of Shares to be covered by each Award;

(iv) to approve the form(s) of agreement(s) and other related documents used under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award, Optioned Shares, or Restricted Shares;

(vi) to amend any outstanding Award or agreement related to any Optioned Shares or Restricted Shares, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Group Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

(vii) to determine whether and under what circumstances an Option may be settled in cash under Section 10(c) instead of Ordinary Shares;

(viii) to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without his or her consent;

(ix) to grant Awards to, or to modify the terms of any outstanding Option Agreement or Restricted Shares Purchase Agreement or any agreement related to any Optioned Shares or Restricted Shares held by, Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to further the purpose of the Plan; and

(x) to construe and interpret the terms of the Plan, any Option Agreement or Restricted Shares Purchase Agreement, and any agreement related to any Optioned Shares or Restricted Shares, which constructions, interpretations and decisions shall be final and binding on all Participants.

(d) Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at the Company’s own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Memorandum and Articles of Incorporation, as such may be amended or restated from time to time, or by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

5. Eligibility.

(a) Recipients of Grants. Options and Restricted Shares may be granted to Employees and Consultants.

(b) No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with any Group Company, nor shall it interfere in any way with such Employee’s or Consultant’s right or the Group Company’s right to terminate his or her employment or consulting relationship at any time, with or without cause.

6. Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 16 below.

7. Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8. [Reserved].

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement.

(b) Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (1) cash; (2) check; (3) to the extent permitted under Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate; (4) cancellation of indebtedness; (5) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised; (6) a Cashless Exercise; (7) such other consideration and method of payment permitted under Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

10. Exercise of Option.

(a) General.

(i) Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to any Group Company, and/or the Optionee.

(ii) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(iii) Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iv) Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable withholding requirements in accordance with Section 12 below. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(v) Rights as Holder of Capital Shares. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital shares shall exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 14 below.

(b) Termination of Employment or Consulting Relationship. The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:

(i) General Provisions. If the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Shares underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7).

(ii) Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (iii) through (vi) below, such Optionee may exercise any outstanding Option at any time within three (3) months following such termination (or such later date as the Board may determine) to the extent the Optionee was vested in the Optioned Shares as of the date of such termination, subject to compliance with the Applicable Laws. In the event the Optionee is unable to exercise any outstanding option due to restriction under the Applicable Laws, at the sole discretion of the Administrator and subject to receipt of full exercise price of the Company, the exercise period can be extended to at any time within three (3) months following removal of such restriction but no later than expiration date of this Plan.

(iii) Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within six (6) months following such termination (or such later date as the Board may determine) to the extent the Optionee was vested in the Optioned Shares as of the date of such termination. In the event the Optionee is unable to exercise any outstanding option due to restriction under the Applicable Laws, at the sole discretion of the Administrator and subject to receipt of full exercise price of the Company, the exercise period can be extended to at any time within six (6) months following removal of such restriction but no later than expiration date of this Plan.

(iv) Death of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her death, the Option may be exercised by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time within twelve (12) months following the date of death (or such later date as the Board may determine) or, if earlier, the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee was vested in the Optioned Shares as of the date of death. In the event the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, is unable to exercise any outstanding option due to restriction under the Applicable Laws, at the sole discretion of the Administrator and subject to receipt of full exercise price of the Company, the exercise period can be extended to at any time within twelve (12) months following removal of such restriction but no later than expiration date of this Plan.

(v) Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. Nothing in this Section 10(b)(v) shall in any way limit the Company’s right to repurchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement. The repurchase price shall be the original purchase price paid by the Optionee and may be paid by cancellation of any indebtedness of the Optionee to the Company.

(vi) Voluntary Termination. In the event of termination of Optionee’s Continuous Service Status by himself or herself, the unvested portion of the Option shall immediately terminate in its entirety upon first notification to any Group Company of his or her intention for such termination, and the Company shall be entitled to repurchase the vested portion of the Option. The repurchase price shall be the original purchase price paid by the Optionee and may be paid by cancellation of any indebtedness of the purchaser to the Company. In the event the Company allows the Optionee to exercise the vested portion of the Option within three (3) months following the termination date of such Optionee’s Continuous Service Status but such Optionee is unable to exercise any outstanding option due to restriction under the Applicable Laws, at the sole discretion of the Administrator and subject to receipt of full exercise price of the Company, the exercise period can be extended to at any time within three (3) months following removal of such restriction but no later than expiration date of this Plan.

(c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Restricted Shares.

(a) Rights to Purchase. When a right to purchase Restricted Shares is granted under the Plan, the Administrator shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Shares shall be determined by the Administrator and shall be the same as is set forth in Section 9(b) with respect to exercise of Options. The offer to purchase Shares shall be accepted by execution of a Restricted Shares Purchase Agreement in the form determined by the Administrator.

(b) Repurchase Option.

(i) General. Unless the Administrator determines otherwise, the Restricted Shares Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s Continuous Service Status for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Shares Purchase Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(ii) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, such lapsing shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). Notwithstanding the foregoing, in the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c) Other Provisions. The Restricted Shares Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Shares Purchase Agreements need not be the same with respect to each Participant.

(d) Rights as a Holder of Capital Shares. Once the Restricted Shares is purchased, the Participant shall have the rights equivalent to those of a holder of capital shares, and shall be a record holder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Shares is purchased, except as provided in Section 14 of the Plan.

12. Taxes.

(a) As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable tax withholding obligations or foreign tax withholding obligations in accordance with Applicable Laws that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b) The Administrator may permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax withholding obligations by Cashless Exercise or by surrendering Shares (either directly or by share attestation) that he or she previously acquired; provided that, unless the Cashless Exercise is an approved broker-assisted Cashless Exercise, the Shares tendered for payment have been previously held for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings), or as otherwise permitted to avoid financial accounting charges under applicable accounting guidance, amounts withheld shall not exceed the amount necessary to satisfy the Group Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, income taxes, payroll taxes, and any foreign taxes in accordance with Applicable Laws, if applicable. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

13. Non-Transferability of Options.

Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee pursuant to Section 18 hereof will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 13.

14. Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a) Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of capital shares of the Company, (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 3 above and (y) covered by each outstanding Award, (ii) the price per Share covered by each such outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award shall be proportionately adjusted in the event of a share split, reverse share split, share dividend, combination, consolidation, recapitalization or reclassification of the Shares, subdivision of the Shares, or other distribution of the Shares without the receipt of consideration by the Company of or on the Shares; provided that (i), (ii) and/or (iii) may be adjusted by the Administrator in its sole discretion in the event of a dividend with respect to the Shares payable in a form other than Shares in an amount that has a material effect on the price of the Shares, a reorganization, merger, liquidation, spin-off, split-up, exchange of Shares, repurchase of Shares, change in corporate structure or other similar occurrence. Any adjustment by the Administrator pursuant to this Section 14(a) shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. If, by reason of a transaction described in this Section 14(a) or an adjustment pursuant to this Section 14(a), a Participant’s Award agreement or agreement related to any Optioned Shares or Restricted Shares covers additional or different shares or securities, then such additional or different shares, and the Award agreement or agreement related to the Optioned Shares or Restricted Shares in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award, Optioned Shares and Restricted Shares prior to such adjustment. Any such adjustments to the outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under such Awards.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c) Corporate Transactions. In the event that the Company is subject to a Corporate Transaction, each outstanding Award (vested or unvested) shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Options (or portion thereof) in an identical manner and need not obtain the consent of any Participant to such treatment. Such agreement, without the consent of any Participant, may dispose of Awards that are not vested as of the effective date of such Corporate Transaction in any manner permitted by applicable law, including (without limitation) the cancellation of Options without the payment of any consideration. Without limiting the foregoing, such agreement, without the consent of any Participant, may provide for one or more of the following with respect to Options (or portion thereof) that are vested and exercisable as of the effective date of such Corporate Transaction: (i) the continuation of such outstanding Options by the Company (if the Company is the surviving corporation); (ii) the assumption of such outstanding Options by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of new options or equity awards for such Options; (iv) the cancellation of such Options and a payment to the Participants equal to the excess of (A) the Fair Market Value of the Shares subject to such Options as of the closing date of such Corporate Transaction over (B) the exercise price or purchase price for the Shares to be issued pursuant to the exercise of such Options. Such payment shall be made in the form of cash, cash equivalents and/or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. If the exercise price or purchase price per Share of the Shares to be issued pursuant to the exercise of such Options exceeds the Fair Market Value per Share of such Shares, as of the closing date of the Corporate Transaction, then such Options may be cancelled without making a payment to the Participants; or (v) the cancellation of such Options for no consideration. Upon a Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent such Options have been continued or assumed, as described in Sections 14(c)(i) and/or 14(c)(ii).

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or any other Group Company acquiring another entity, an interest in another entity or an additional interest in any Group Company whether by merger, share purchase, asset purchase or other form of transaction.

15. Time of Granting Options and Right to Purchase Restricted Shares. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator.

16. Amendment and Termination of the Plan. Subject to the restrictions set out in the Company’s memorandum and articles of associations, as such may be amended from time to time, the Board may at any time amend or terminate the Plan, but no amendment or termination (other than an adjustment pursuant to Section 14 above) shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain the approval of holders of capital shares with respect to any Plan amendment in such a manner and to such a degree as required.

17. Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of any Option or purchase of any Restricted Shares, the Company may require the person exercising the Option or purchasing the Restricted Shares to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws. Shares issued upon exercise of Options or purchase of Restricted Shares prior to the date, if ever, on which the Ordinary Shares becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement or Restricted Shares Purchase Agreement.

18. Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

19. Approval of Holders of Capital Shares. This Plan shall be approved by the Company’s shareholders in accordance with the Company’s Memorandum and Articles of Incorporation, as such may be amended or restated from time to time. In addition, if required by the Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital shares of the Company within twelve (12) months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under the Applicable Laws.

20. Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under Applicable Laws, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.